Exhibit 99.1

TOUGHBUILT™ ANNOUNCES RECORD THIRD QUARTER 2020 FINNACIAL RESULTS

-	Revenues Increase 248% in third quarter 2020 vs. 2019
-	Company reaches profitability in the third quarter

November 9, 2020 — ToughBuilt Industries, Inc. (“ToughBuilt®” or the “Company”) (NASDAQ: TBLT; TBLTW) announced today its unaudited financial results for the third quarter and nine-months ended September 30, 2020.

Operating Results for the Three Months Ended September 30, 2020

Net sales for three-month period ended September 30, 2020 were $16.6 million, an increase of 248% from $4.7 million for the same period in 2019.
Gross profit increased by 410% to $7.5 million for the three months ended Sept 30, 2020, from $1.4 million in the same period in 2019.
Income from operations for the three months ended Sept 30, 2020 was $335,000, compared to a loss of $2.4 million for the same period in 2019.
Net Income was $120,000 for the three months ended Sept 30, 2020, compared to a net loss of $2.6 million in the same period in 2019.

Operating Results for the Nine Months Ended September 30, 2020

Net sales for the nine-month period ended Sept 30, 2020 were $27.4 million, an increase of 88% from $14.5 million for the same period in 2019.
Gross profit increased by 203% to $11.6 million in the nine months ended Sept 30, 2020, from $3.8 million for the same period in 2019.
Loss from operations for the nine months ended Sept 30, 2020 was $5.3 million, compared to a loss of $6.4 million for the same period in 2019.
Net loss for the nine-month period ended Sept 30, 2020 was $6.1 million, compared to a net loss of $2.1 million for the same period in 2019.

Michael Panosian, ToughBuilt’s Chief Executive Officer, commented, “ToughBuilt delivered record financial results across the board, despite the Covid-19 pandemic impacting the industry globally. I am proud of our tough team and grateful to all retail partners, international manufacturers and global distributors for their amazing support and efforts. We continue to navigate today’s complex business landscape and are encouraged to implement more development and growth in all Markets.”

“During the third quarter, we increased our inventory levels to ensure timely delivery of products, increased our product pipeline, expanded our customer and manufacturing relationships internationally and utilized our Amazon.com storefront to create more brand awareness and sales to service our end users. We remain committed and confident to providing market-leading innovative quality products for the professionals and other passionate builders.”

ABOUT TOUGHBUILT INDUSTRIES, INC.

ToughBuilt Industries, Inc. is an advanced product design, manufacturer and distributor with emphasis on innovative products. Currently focused on tools and other accessories for the professional and do-it-yourself construction industries, the Company markets and distributes various home improvement and construction product lines for both the do-it-yourself (DIY) and professional markets within the global multibillion dollar per year tool market industry under the TOUGHBUILT™ brand name. The Company’s products are designed in-house. The Company’s current product line includes three major categories, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products. The Company’s mission is to provide innovative and superior quality-products to the building and home improvement communities derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty. Additional information about the Company is available at: https://www.toughbuilt.com/.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) delays in bringing products to key markets, (iii) an inability to secure regulatory approvals for the ability to sell our products in certain markets, (iv) intense competition in the industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) our reliance on single suppliers for certain product components, (x) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xi) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Relations Contact:

Andrew J. Barwicki

Investor Relations

Tel: 516-662-9461

Andrew@barwicki.com

TOUGHBUILT INDUSTRIES, INC.

CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2020	2019
	(UNAUDITED)
Assets
Current Assets
Cash	$8,891,612	$25,063
Accounts receivable	12,584,296	2,075,380
Factor receivables, net	2,107,082	174,042
Inventory	6,684,030	2,215,497
Prepaid assets	1,045,210	254,070
Note receivable	1,480,000	4,480,000
Total Current Assets	32,792,230	9,224,052
Other Assets
Property and equipment, net	2,352,561	1,029,885
Other assets	221,168	215,688
Total Assets	$35,365,959	$10,469,625

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$5,508,639	$2,536,871
Accrued expenses	548,066	364,309
Factor loan payable	1,513,885	125,645
Convertible notes payable, net of discount	1,945,065	4,216,307
Total Current Liabilities	9,515,655	7,243,132
Total Liabilities	9,515,655	7,243,132

Commitment and Contingencies (Note 5)

Shareholders’ Equity
Series D Preferred Stock, $1,000 par value, 5,775 shares authorized, 0 and 5,775 issued, and outstanding at September 30, 2020 and December 31, 2019, respectively. Liquidation preference of $5,775,000 at December 31, 2019.	-	4,816,485
Common stock, $0.0001 par value, 200,000,000 shares authorized, 38,414,631 and 3,300,015 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	3,842	330
Additional paid-in capital	75,412,814	41,823,048
Accumulated deficit	(49,566,352)	(43,413,370)
Total Shareholders’ Equity	25,850,304	3,226,493
Total Liabilities and Shareholders’ Equity	$35,365,959	$10,469,625

TOUGHBUILT INDUSTRIES, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues, net of allowances
Metal goods	$5,368,015	$2,527,734	$10,824,861	$6,443,984
Soft goods	11,295,374	2,256,353	16,587,686	8,116,914
Total revenues, net of allowances	16,663,389	4,784,087	27,412,547	14,560,898

Cost of Goods Sold
Metal goods	2,906,559	1,759,091	6,559,020	4,733,524
Soft goods	6,207,533	1,545,027	9,225,444	5,992,769
Total cost of goods sold	9,114,092	3,304,118	15,784,464	10,726,293

Gross profit	7,549,297	1,479,969	11,628,083	3,834,605

Operating expenses:
Selling, general and administrative expenses	6,423,593	3,549,480	15,480,432	8,807,483
Research and development	789,890	391,460	1,496,129	1,521,503
Total operating expenses	7,213,483	3,940,940	16,976,561	10,328,986

Income (loss) from operations	335,814	(2,460,971)	(5,348,478)	(6,494,381)

Other income (expense)
Interest expense	(214,979)	(288,152)	(804,504)	(456,689)
Change in fair value of warrant derivative	-	59,781	-	4,769,363
Total other income (expense)	(214,979)	(228,371)	(804,504)	4,312,674

Net income (loss)	$120,835	$(2,689,342)	$(6,152,982)	$(2,181,707)

Redemption of Series D Preferred Stock deemed dividend	-	-	(1,295,294)	-
Common stock deemed dividend	-	-	-	(2,137,190)

Net income (loss) attributable to common stockholders	$120,835	$(2,689,342)	$(7,488,276)	(4,318,897)

Basic and diluted net loss per share attributed to common stockholders
Basic net loss per common share	$0.00	$(0.87)	$(0.32)	$(2.27)
Basic weighted average common shares outstanding	38,414,631	3,084,456	23,154,481	1,906,179

Diluted net loss per common share	$0.00	$(0.87)	$(0.32)	$(2.27)
Diluted weighted average common shares outstanding	38,414,631	3,084,456	23,154,481	1,906,179

TOUGHBUILT INDUSTRIES, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(6,152,982)	$(2,181,707)
Adjustments to reconcile from net income (loss) to net cash used in operating activities:
Depreciation	394,322	157,652
Amortization of debt discount and debt issuance cost	634,892	198,913
Change in fair value of warrant derivative	-	(4,769,363)
Stock-based compensation expense	315,673	273,200
Changes in operating assets and liabilities
Accounts receivable, net	(10,508,916)	(689,042)
Factor receivables, net	(1,933,040)	597,871
Inventory	(4,468,533)	(1,394,524)
Prepaid assets	(218,739)	7,486
Other assets	(5,479)	(66,415)
Accounts payable	2,971,766	82,119
Accrued expenses	183,757	(541,834)
Deferred revenue	-	(107,776)
Net cash used in operating activities	(18,787,279)	(8,433,420)

Cash flows from investing activities:
Proceeds from note receivable	3,000,000	-
Purchases of property and equipment	(1,716,998)	(651,795)
Net cash provided by (used in) investing activities	1,283,002	(651,795)

Cash flows from financing activities:
Proceeds from sales of common stock and warrants, net of costs	28,122,740	-
Proceeds from exercise of Series A warrants	-	2,172,680
Proceeds from exercise of Placement Agent warrants	-	16,818
Proceeds from note payable	-	4,515,000
Proceeds from factor loan payable	1,388,240	-
Repayments of factor loan payable		(623,844)
Repayments of Series D Preferred Stock	(3,140,154)	-
Net cash provided by financing activities	26,370,826	6,080,654

Net increase (decrease) increase in cash	8,866,549	(3,004,561)
Cash, beginning of period	25,063	5,459,884
Cash, end of period	$8,891,612	$2,455,323

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$800

Supplemental disclosure of non-cash investing and financing activities:
Cashless exercise of warrants	$244	$-
Issuance of warrants in connection with convertible notes payable	$-	$575,000
Debt issuance cost paid with warrants	$-	$20,000
Conversion of Series C Preferred Stock to common stock	$13	$3,671,024
Conversion of convertible notes payable to common stock	$2,906,134	$-
Conversation of Series D Preferred Stock to common stock	$2,971,311	$-
Issuance of common stock for prepaid services	$572,400	$-
Restricted promissory note in connection with convertible notes payable	$-	$4,780,000
Original issue discount	$-	$1,720,000
Conversion of Series B warrants into common stock	$-	$14,584,371